As filed with the Securities and Exchange Commission on May 18, 2005

                                                  Registration No. 333-105710


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BELLSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




      A Georgia Corporation                   I.R.S. Employer No. 58-1533433
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)





                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
                         Telephone Number (404) 249-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  ------------

                              BellSouth Corporation
                          Employee Stock Purchase Plan
                                  ------------

                                Agent for Service
                                 Stacey K. Geer
                              BellSouth Corporation
                      1155 Peachtree St., N.E., Suite 1800
                           Atlanta, Georgia 30309-3610
                          Telephone Number 404-249-4445
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                  ------------

                                EXPLANATORY NOTE

         The Registrant hereby deregisters 841,756 shares of common stock covered by this Registration Statement (File No. 333-105710), which were not issued by the Registrant pursuant to the Registration Statement and related prospectus. The shares were originally registered in connection with the Employee Stock Purchase Plan. The Registrant's new agreement with the Communications Workers of America (CWA), which was signed in September 2004, provides that the Plan will be discontinued effective January 1, 2005. Purchases of shares pursuant to the Plan ceased as of March 31, 2005.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized, in the City of Atlanta and State of Georgia, on the 18th day of May, 2005.


                                           BELLSOUTH CORPORATION




                                           BY:   /s/ W. Patrick Shannon
                                                 W. Patrick Shannon
                                                 Senior Vice President - Finance
                                                 and Controller

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Principal Executive Officer:
          F. Duane Ackerman*      Chairman of the Board, President and Chief
                                    Executive Officer

         Principal Financial Officer:
          Ronald M. Dykes*        Chief Financial Officer

         Principal Accounting Officer:
          W. Patrick Shannon*     Senior Vice President - Finance and Controller

         Directors:
          F. Duane Ackerman*
          Reuben V. Anderson*
          James H. Blanchard*
          J. Hyatt Brown
          Armando M. Codina*
          Kathleen F. Feldstein*
          James P. Kelly*
          Leo F. Mullin *                 *By:    /s/ W. Patrick Shannon
          Robin B. Smith*                            W. Patrick Shannon,
          William S. Stavropoulos*          individually and as attorney-in-fact
                                                       May 18, 2005